Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Corporate Income Fund--Intermediate Term Series--35

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-45208 of our opinion dated April 28, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 17, 2000